SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


                       Date of Report: February 21, 2001

                    PROVIDENCE AND WORCESTER RAILROAD COMPANY
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              (Exact name of registrant as specified in its charter

  Rhode Island                      0-16704                  05-0344399
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 (State of incorporation         (Commission                (IRS Employer Iden-
  or organization)                File Number)                tification No.)

  75 Hammond Street, Worcester, Massachusetts                             01610
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  (address of principal executive offices)                           (Zip Code)

  Registrant's telephone number:  508-755-4000
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                                       N/A
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          (Former name or former address, if changed since last report)

Item 5.   Other Events
          ------------

  By press release dated February 16, 2001 the Registrant announced to the general public that it had entered into a twenty-five year, system-wide license agreement with Vitreum Networks, LLC, which requires Vitreum, at no cost to the Registrant, to install, maintain and operate a dark fiber backbone (conduits and fiber optic cable) on the Registrant's rail system. As consideration for the use of the right-of-way, Vitreum will pay the Registrant an annual license fee equal to the greater of a certain minimum annual payment or a certain percentage of revenues from the lease of rights to use the fiber and conduits, net of certain expenses.

  A description of the foregoing is contained in the press release referred to above, a copy of which is attached hereto as Exhibit 20 and is incorporated herein by reference.

Item 7.   Financial Statements and Exhibits
          ---------------------------------

  The following exhibit is filed with this report:

  Exhibit 20 - Press Release dated February 16, 2001

                                    Signature

  Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                    Providence and Worcester
                                      Railroad Company


                                    By: /s/ Robert J. Easton
                                        --------------------
                                    Robert J. Easton, Treasurer
                                    (Principal financial officer and
                                    Principal accounting officer)

Date: February 21, 2001

                                                           Exhibit 20
                                                           ----------

Contact: Mary A. Tanona
75   Hammond Street
Worcester, MA  01610

Phone  (508) 755-4000, ext. 365
Fax  (508) 795-0748

Providence and Worcester Railroad Company

Press Release


                    Providence and Worcester Railroad Company
                     Announces Telecommunications Agreement


  Worcester, MA, February 16, 2001, Providence and Worcester Railroad Company (AMEX: "PWX") announced today that it has entered into a twenty-five year, system-wide license agreement with Vitreum Networks, LLC, which requires Vitreum, at no cost to the Railroad Company, to install, maintain and operate a dark fiber backbone (conduits and fiber optic cable) on the Railroad Company's system. As consideration for the use of the right-of-way, Vitreum will pay the Railroad Company an annual license fee equal to the greater of a certain minimum annual payment or a certain percentage of the revenues from the lease of rights to use the fiber and conduits, net of certain permitted expenses. In addition, the Railroad Company has the exclusive use and benefit of twelve strands of fiber for railroad purposes. The agreement further provides that Vitreum may prepay the license fee, based upon an appraisal of the Railroad Company's interest in the system, in the event another company seeks to acquire Vitreum's interest. The telecommunications transmission system will be installed over a three-year period, beginning with installation along the Railroad Company's Main Line, Washington Secondary and Middletown Branch, continuing with the Norwich Branch and East Providence Secondary, and ending with the Gardner Branch.

  Orville R. Harrold, the Railroad Company's President, said, "We believe this is an excellent arrangement for the Railroad Company, permitting it to share in the revenues of the licensee."

  Vitreum Networks, LLC, a Rhode Island company, plans on building a +400 mile all optical network in New England. This network will connect the major cities in New England including Boston, Providence, Hartford, New Haven, and Groton to New York City. Vitreum plans on starting construction of this network in June 2001.

  The Railroad Company is a regional freight railroad operating in the states of Massachusetts, Rhode Island, Connecticut and New York. It transports a wide variety of commodities, including construction aggregate, iron and steel products, chemicals, lumber, scrap metals, plastic resins, cement, processed foods and edible food stuffs, such as frozen foods, corn syrup and animal and vegetable oils. By agreement with a private operator, the Railroad Company also operates two approved custom bonded intermodal yards in Worcester, MA, primarily for the movement of container traffic from the Far East destined for points in New England.

-----------------
This release contains "forward-looking statements" within the meaning of section 21E of the Securities and Exchange Act of 1934, as amended. These forward-looking statements represent the Company's present expectations or beliefs concerning future events. The Company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties, including, but not limited to, changes in general economic condition, and changing competition which could cause actual results to differ materially from those indicated herein. Further information on these risk factors is included in the Company's filings with the Securities and Exchange Commission.

Contact Person: P&W: Mary A. Tanona
                     (508) 755-4000 (x365)